UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, Henry Schein, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Henry Schein, Inc. Section 162(m) Cash Bonus Plan to extend the term of the plan to December 31, 2021 and to re-approve the performance goals thereunder.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered: (1) the election of fifteen directors of the Company for terms expiring in 2018; (2) a proposal to amend the Henry Schein, Inc. 162(m) Cash Bonus Plan to extend the term of the plan to December 31, 2021 and to re-approve the performance goals thereunder; (3) a proposal to consider approval, by non-binding vote, of the 2016 compensation paid to the Company’s Named Executive Officers (as defined in the Company’s Proxy Statement dated April 10, 2017), commonly known as the “say-on-pay” proposal; (4) a proposal to consider approval, by non-binding vote, of the frequency of future advisory votes on executive compensation, commonly known as the “frequency of say-on-pay” proposal; and (5) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The fifteen directors were elected based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Barry J. Alperin	62,152,867	3,692,993	43,407	5,928,305
Lawrence S. Bacow, Ph.D.	65,590,541	247,961	50,765	5,928,305
Gerald A. Benjamin	64,704,737	1,151,143	33,387	5,928,305
Stanley M. Bergman	62,935,135	2,849,088	105,044	5,928,305
James P. Breslawski	64,706,598	1,158,727	23,942	5,928,305
Paul Brons	65,357,733	478,319	53,215	5,928,305
Joseph L. Herring	65,704,403	127,723	57,141	5,928,305
Donald J. Kabat	62,197,046	3,638,102	54,119	5,928,305
Kurt P. Kuehn	65,700,174	130,128	58,965	5,928,305
Philip A. Laskawy	63,537,878	2,308,440	42,949	5,928,305
Mark E. Mlotek	64,707,798	1,152,352	29,117	5,928,305
Steven Paladino	60,699,519	5,152,639	37,109	5,928,305
Carol Raphael	65,703,731	149,718	35,818	5,928,305
E. Dianne Rekow, DDS, Ph.D.	65,727,577	129,168	32,522	5,928,305
Bradley T. Sheares, Ph.D.	65,478,912	373,784	36,571	5,928,305

2.	The proposal to amend the Henry Schein, Inc. Section 162(m) Cash Bonus Plan to extend the term of the plan to December 31, 2021 and to re-approve the performance goals thereunder was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,008,445	790,147	90,675	5,928,305

3.	The 2016 compensation paid to the Company’s Named Executive Officers, commonly known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
60,150,973	3,127,786	2,610,508	5,928,305

4.	The proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation, commonly known as the “frequency of say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

1 Year	2 Years	3 Years	Abstain
60,378,911	58,650	5,394,442	57,264

5.	The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017 was ratified based upon the following votes:

For	Against	Abstain
71,008,074	515,431	294,067

In light of the results of the advisory vote on the frequency of future say-on-pay votes, our Board of Directors has determined that the Company will hold an advisory say-on-pay vote annually. Our Board of Directors may reevaluate this determination after the next stockholder advisory vote on the frequency of say-on-pay votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment Number Five to the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, dated May 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: June 1, 2017	By:	/s/ Walter Siegel
Name: Walter Siegel Title: Senior Vice President and General Counsel

Exhibit Index

10.1	Amendment Number Five to the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, dated May 31, 2017.